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                                                                       EXHIBIT 5



                                  June 12, 1997


Board of Directors
First Financial Bancorp
701 South Ham Lane
Lodi, CA 95242

         Re:  First Financial Bancorp 1997 Stock Option Plan


Gentlemen:

         We refer to the Registration Statement on Form S-8 to be filed by First Financial Bancorp (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to shares of the Company's Common Stock, no par value, issuable under the First Financial Bancorp 1997 Stock Option Plan. As counsel to the Company, we have examined such questions of law and such corporate records and other documents as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion these shares have been duly and validly authorized and, when issued and sold in the manner contemplated by the Registration Statement, will be validly issued, fully paid, and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Sincerely,


                                   /s/ BRONSON, BRONSON & McKINNON LLP

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